Exhibit 99.1
For Immediate Release

CNO Financial Group Announces A Transformative Long-Term Care
Risk-Reduction Transaction
Reinsurance of $2.7 Billion of Legacy Reserves

CARMEL, Ind., August 1, 2018 - CNO Financial Group, Inc. (NYSE: CNO) announced today that its wholly-owned subsidiary, Bankers Life and Casualty Company (“Bankers Life”), has entered into an agreement with Wilton Reassurance Company (“Wilton Re”) to cede all of its legacy (prior to 2003) comprehensive and nursing home long-term care policies (with statutory reserves of approximately $2.7 billion) through 100% indemnity coinsurance. Bankers Life will pay a ceding commission of $825 million to reinsure the block, funded through excess capital in the insurance subsidiaries and at the holding company.
"Completion of this reinsurance transaction achieves our stated objective to reduce our exposure to the long-term care business," said Gary Bhojwani, chief executive officer. “We expect this transaction to improve return on equity and cash flows in future periods and to materially reduce the risk profile of the Company. More importantly, this allows management to focus its time on accelerating profitable growth and serving the needs of the fast-growing middle-income market. Wilton Re is a highly-rated and well-capitalized counterparty and CNO has a strong relationship with its management team, having previously executed three other important transactions together.”
The transaction is subject to customary and other closing conditions and certain regulatory approvals and is expected to close no later than the end of 2018. In anticipation of the reinsurance agreement, the Company will reorganize its business segments to move the block to be ceded from the “Bankers Life segment” to the “Long-term care in run-off segment” in the third quarter of 2018.
Prior to the end of 2018, CNO expects to recognize a charge related to the transaction of approximately $650 million, net of taxes and the gain recognized on the assets transferred to Wilton Re. The charge is primarily attributable to loss recognition on the block due to the ceding commission.
In addition to the reinsurance agreement, Bankers Life or another CNO company will enter into certain other agreements with Wilton Re, including a trust agreement, an administrative services agreement and a transition services agreement.
Wilton Re will establish and maintain a trust account for the benefit of Bankers Life to secure its obligations under the coinsurance agreement. The trust account will be required to hold qualified assets with book values equal to the statutory liabilities of the block plus an additional amount, initially $500 million, which declines over time.

CNO also announced that in the third quarter of 2018, its insurance subsidiaries will cease sales of home health care only long-term care policies, and comprehensive and nursing home long-term care policies with benefit periods exceeding three years. CNO remains committed to long-term care insurance and will continue to offer short-term care and long-term care policies with benefits that reflect prudent risk management and the insurance needs of the middle-income market.
Wilton Re is a Minnesota domiciled insurance company, substantially wholly owned by Canada Pension Plan Investment Board ("CPPIB"). CPPIB is a professional investment management organization that invests the funds of the Canada Pension Plan on behalf of its 20 million contributors and beneficiaries. For more information about Wilton Re, please refer to www.wiltonre.com.
Barclays Capital serves as financial advisor and Willkie Farr & Gallagher serves as legal counsel to CNO in this transaction.
The Company also reported its second quarter 2018 results today in a separate news release and will host a conference call to discuss this announcement and second quarter results at 1:00 p.m. Eastern Daylight Time on Thursday, August 2, 2018. There will be a live webcast of the presentation, including presentation materials, available on the Investors section of the Company's website http://ir.CNOinc.com. Participants should go to the website at least 15 minutes before the event to register and download any necessary software. The call-in numbers for the conference call are as follows:
Live Call
(866) 393-4306 (Domestic)
(734) 385-2616 (International)
Conference ID: 4655299

About CNO Financial Group
CNO Financial Group, Inc. (NYSE: CNO) is a holding company.  Our insurance companies - principally Bankers Life and Casualty Company, Colonial Penn Life Insurance Company and Washington National Insurance Company - primarily serve middle-income pre-retiree and retired Americans by helping them protect against financial adversity and provide for a more secure retirement.  For more information, visit CNO online at www.CNOinc.com.

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for CNO Financial's products and trends in CNO Financial's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic," "guidance," "outlook" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other ''forward-looking'' information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) changes in or sustained low interest rates causing reductions in investment income, the margins of our fixed annuity and life insurance businesses, and sales of, and demand for, our products; (ii) expectations of lower future investment earnings may cause us to accelerate amortization, write down the balance of insurance acquisition costs or establish additional liabilities for insurance products; (iii) general economic, market and political conditions and uncertainties, including the performance and fluctuations of the financial markets which may affect the value of our investments as well as our ability to raise capital or refinance existing indebtedness and the cost of doing so; (iv) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (v) our ability to make anticipated changes to certain non-guaranteed elements of our life insurance products; (vi) our ability to obtain adequate and timely rate increases on our health products, including our long-term care business; (vii) the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (viii) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates, changes in the health care market and other factors which may affect the profitability of our insurance products; (ix) changes in our assumptions related to deferred acquisition costs or the present value of future profits; (x) the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on their value; (xi) changes to our estimates of the impact of comprehensive federal tax legislation related to the Tax Cuts and Jobs Act; (xii) our assumption that the positions we take on our tax return filings will not be successfully challenged by the Internal Revenue Service; (xiii) changes in accounting principles and the interpretation thereof; (xiv) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (xv) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems; (xvi) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xvii) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (xviii) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (xix) changes in capital deployment opportunities; (xx) our ability to maintain effective controls over financial reporting; (xxi) our ability to continue to recruit and retain productive agents and distribution partners; (xxii) customer response to new products, distribution channels and marketing initiatives; (xxiii) our ability to achieve additional upgrades of the financial strength ratings of CNO Financial and our insurance company subsidiaries as well as the impact of our ratings on our business, our ability to access capital and the cost of capital; (xxiv) regulatory changes or actions, including: those relating to regulation of the financial affairs of our insurance companies, such as the calculation of risk-based capital and minimum capital requirements, and payment of dividends and surplus debenture interest to us; regulation of the sale, underwriting and pricing of products; and health care regulation affecting health insurance products; (xxv) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products or affect the value of our deferred tax assets; (xxvi) availability and effectiveness of reinsurance arrangements, as well as the impact of any defaults or failure of reinsurers to perform; (xxvii) the amount we may need to pay to a reinsurer and the earnings charge we may incur in connection with a long-term care reinsurance transaction; (xxviii) the performance of third party service providers and potential difficulties arising from outsourcing arrangements; (xxix) the growth rate of sales, collected premiums, annuity deposits and assets; (xxx) interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems; (xxxi) events of terrorism, cyber attacks, natural disasters or other catastrophic events, including losses from a disease pandemic; (xxxii) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; and (xxxiii) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

For further information: (News Media) Beth Hengeveld +1.312.396.7467 or (Investors) Adam Auvil +1.317.817.2538

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